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EXHIBIT 10.8

                            INDEMNIFICATION AGREEMENT
                            -------------------------

     AGREEMENT, effective as of ____________, between Omnicare, Inc., a Delaware corporation (the "Company"), and _______________ (the "Indemnitee"), a director or officer, or both, of the Company.

     WHEREAS, in recognition of Indemnitee's need for protection against personal liability, in order to enhance Indemnitee's continued service to the Company and Indemnitee's reliance on the provisions of the Company's Restated Certificate of Incorporation requiring indemnification under certain circumstances, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such certificate will be available, the Company wishes to provide in this Agreement for the indemnification of Indemnitee to the full extent permitted by law, including the advancement of expenses prior to a final disposition.

     NOW THEREFORE, in consideration of the premises and with the intention to be legally bound hereby, the parties hereto agree as follows:

     SECTION 1. RIGHT TO INDEMNIFICATION. The Company shall to the full extent permitted by applicable law, as in effect at the time indemnification is sought, indemnify Indemnitee in the event he or she becomes involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he or she is or was a director or officer of the Company

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or is or was serving, at the request of the Company, as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or by her in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by Indemnitee, as provided in Section 3 hereof, in connection with such Proceeding prior to a final disposition with respect to such Proceeding, consistent with the provisions of applicable law as then in effect.

     SECTION 2. INDEMNIFICATION; NOT EXCLUSIVE RIGHT. The right of indemnification provided in this Agreement shall not be exclusive of any other rights to which Indemnitee may otherwise be entitled under any provision of the Company's Restated Certificate of Incorporation or By-Laws or pursuant to any vote of Disinterested Directors (hereinafter defined), or otherwise, and the provisions of this Agreement shall inure to the benefit of the heirs and legal representatives of Indemnitee and shall be applicable to Proceedings commenced or continuing after execution of this Agreement, whether arising from acts or omissions occurring before or after its execution. All agreements and obligations of the Company contained herein shall continue during the period this Agreement is in effect and Indemnitee is a director or officer of the Company (whether or not Indemnitee remains in the same capacity held at the time this Agreement was executed) and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding by reason of the fact that Indemnitee was a


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director or officer of the Company or served in any other capacity referred to herein.

     SECTION 3. ADVANCEMENT OF EXPENSES; PROCEDURES; PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS; REMEDIES. In furtherance but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Agreement:

               (a) ADVANCEMENT OF EXPENSES. All expenses reasonably incurred by or on behalf of Indemnitee in connection with any Proceeding shall be advanced from time to time to Indemnitee by the Company within 20 days after receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall describe in reasonable detail the expenses incurred by Indemnitee, shall be accompanied by reasonable evidence thereof and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of Indemnitee to repay the amount advanced if it ultimately should be determined that Indemnitee is not entitled to be indemnified against such expenses pursuant to this Agreement or otherwise.

               (b) PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. (i) To obtain indemnification under this Agreement, Indemnitee shall submit to the Secretary of the Company a written request, including such documentation and information as is reasonably available to Indemnitee and reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of Indemnitee's entitlement


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          to indemnification shall be made not later than 60 days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

                    (ii) Indemnitee's entitlement to indemnification under this
               Agreement shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors, if they constitute a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (1) a Change of Control (as hereinafter defined) shall have occurred and Indemnitee so requests or (2) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Company (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 3(c).

                    (iii) In the event that determination of entitlement to
               indemnification is to be made by Independent Counsel pursuant to
               Section 3(b)(ii)(B), a majority of the Disinterested Directors shall select Independent Counsel, but

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               only an Independent Counsel to which Indemnitee does not
               reasonably object; provided, however, that if a Change of Control shall have occurred, Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

                    (c) PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS. Except
               as otherwise expressly provided in this Agreement, Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification together with the Supporting Documentation in accordance with
               Section 3(b)(i), and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 3(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Company of the request therefore, together with the Supporting Documentation, Indemnitee shall be entitled to such indemnification unless (A) Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the

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               Company or, with respect to any criminal Proceeding, that
               Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

                    (d) REMEDIES OF INDEMNITEE. (i) In the event that a
               determination is made pursuant to Section 3(b) that Indemnitee is not entitled to indemnification under this Agreement, (A) Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at Indemnitee's sole option, in (1) an appropriate court of the State of Delaware or in any other court of competent jurisdiction or (2) an arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be DE NOVO and Indemnitee shall not be prejudiced by reason of such prior adverse determination; and (C) in any such judicial proceeding or arbitration, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification under this Agreement.

                         (ii) If a determination shall have been made or deemed
                    to have been made pursuant to Section 3(b) or (c) that Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made, whether by action or inaction, and shall be conclusively bound by such determination unless (A) Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law.

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                    In the event that (C) advancement of expenses is not timely made pursuant to Section 3(a) or (D) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made, whether by action or inaction, pursuant to Section 3(b) or (c), Indemnitee shall be entitled to seek judicial enforcement of the Company's obligation to pay to Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or in any other court of competent jurisdiction, contesting the right of Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or
                    (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event.

                         (iii) The Company shall be precluded from asserting in
                    any judicial proceeding or arbitration commenced pursuant to this Section 3(d) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

                         (iv) In the event that Indemnitee, pursuant to Section
                    3(c) or (d), seeks a judicial

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                    adjudication of, or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by him or by her if Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

                    (e) DEFINITIONS. For purposes of this Section 3: (i) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
               Schedule 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (B) the Company


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               is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (C) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                         (ii) "Disinterested Director" means a director of the
                    Company who is not or was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

                         (iii) "Independent Counsel" means a law firm or a
                    member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Company or Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Company or

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     Indemnitee in an action to determine Indemnitee's rights under this
     Agreement.

     SECTION 4. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provisions held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the full extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     SECTION 5. CANCELLATION. The Company may cancel the provisions of this Agreement prospectively only upon 30 days' written notice to Indemnitee, in order to afford Indemnitee an opportunity to resign as a director and/or officer rather than continue to serve without the rights to indemnification provided herein.

   SECTION 6. AMENDMENTS AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

   SECTION 7. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such

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payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such right, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

   SECTION 8. NO DUPLICATION OF PAYMENT. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-Law or otherwise) of the amounts otherwise indemnifiable hereunder.

   SECTION 9. INSURANCE. If at any time the Company's insurance coverage with respect to directors and officers liability is amended with respect to, among other things, exceptions to coverage, amount of coverage or deductible amounts or if such coverage is cancelled, or lapses, the Company shall notify existing directors and officers of the occurrence of the amendment, cancellation or lapse within 30 days of any such occurrence.

   SECTION 10. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws. Executed this _____ day of _______________.

                                          Omnicare, Inc.

                                          By:
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"Indemnitee"                              Joel F. Gemunder
                                          President

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